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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PAUL-SON GAMING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
October 29, 2003

To the Stockholders of Paul-Son Gaming Corporation:

        The annual meeting of the stockholders of Paul-Son Gaming Corporation (the "Company") will be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on October 29, 2003 at 11:00 a.m. local time, for the following purposes:

  (1)
  to elect seven directors for a one-year term to expire at the 2004 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

  (2)
  to approve proposed amendments to the 1994 Directors' Stock Option Plan to (a) increase the number of shares subject to the plan by 75,000 and (b) to extend the expiration date of the plan for five years, to expire in January 2009; and

  (3)
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on September 24, 2003 are entitled to notice of and to vote at the meeting or any adjournment thereof.

        Stockholders are cordially invited to attend the annual meeting in person. STOCKHOLDERS DESIRING TO VOTE IN PERSON MUST REGISTER AT THE ANNUAL MEETING WITH THE INSPECTOR OF ELECTION PRIOR TO COMMENCEMENT OF THE ANNUAL MEETING. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO EXECUTE AND DATE THE ENCLOSED FORM OF PROXY AND TO FORWARD IT TO THE SECRETARY OF THE COMPANY WITHOUT DELAY SO THAT YOUR SHARES MAY BE REGULARLY VOTED AT THE ANNUAL MEETING.

        A copy of the 2002 Annual Report to Stockholders on Form 10-K is enclosed.

By order of the Board of Directors,

Gérard P. Charlier, President & CEO

DATED: October 3, 2003

Paul-Son Gaming Corporation
PROXY STATEMENT
TABLE OF CONTENTS

PROXY STATEMENT	1
PRINCIPAL STOCKHOLDERS	2
ELECTION OF DIRECTORS (Proposal No. 1)	3
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS	4
Directors and Executive Officers	4
Section16(a) Beneficial Ownership Reporting Compliance	6
Committees of the Board of Directors	7
Board of Directors' Meetings	7
Compensation of Non-Employee Directors	7
Proposal to Amend the Directors' Plan (Proposal No. 2)	8
Audit Committee Report	10
COMPENSATION OF EXECUTIVE OFFICERS	11
Summary Compensation Table	11
Option Grants in 2002	11
Aggregated Option Exercises in 2002 and Option Values at December 31, 2002	12
Equity Compensation Plan Information	12
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	13
Compensation Committee and Incentive Plan Committee Report on Executive Compensation	14
Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation	15
STOCK PERFORMANCE CHARTS	16
Stock Performance Chart I	16
Stock Performance Chart II	17
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
Related Party Transactions	18
Indemnification of Directors and Officers	18
INDEPENDENT PUBLIC ACCOUNTANTS	19
Audit Fees	19
Audit-Related Fees	20
Tax Fees	20
All Other Fees	20
DISCLOSURE OF DELEGATION POLICY RE PRE-APPROVALS FOR AUDITING AND NON-AUDITING SERVICES	21
VOTING PROCEDURES	21
2004 ANNUAL MEETING OF STOCKHOLDERS	21
OTHER BUSINESS	22
APPENDIX A: AMENDED AND RESTATED 1994 DIRECTORS' STOCK OPTION PLAN

PAUL-SON GAMING CORPORATION
1700 S. Industrial Road
Las Vegas, Nevada 89102

PROXY STATEMENT

        This Proxy Statement is furnished to the stockholders of Paul-Son Gaming Corporation, or the Company, in connection with our annual meeting, or the Annual Meeting, of stockholders to be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on October 29, 2003, at 11:00 a.m. local time, and any adjournment thereof, for the purposes indicated in the Notice of Annual Meeting of Stockholders.

        The accompanying proxy is solicited by the Board of Directors of the Company.    This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about October 3, 2003. Any stockholder who gives a proxy pursuant to this solicitation has the power to revoke it prospectively by giving written notice to the Company, addressed to Gérard P. Charlier—Secretary, at the Company's principal address before the Annual Meeting, by delivering to the Company a duly executed proxy bearing a later date, or by notifying the Company at the Annual Meeting prior to the commencement of the Annual Meeting. The shares represented by the enclosed proxy will be voted if the proxy is properly executed and received by the Company prior to the commencement of the Annual Meeting, or any adjournment thereof.

        Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein.

        The expenses of making the solicitation will consist of the costs of preparing, printing, and mailing the proxies and proxy statements and the charges and expenses of brokerage houses, custodians, nominees or fiduciaries for forwarding such documents to security owners. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

        The close of business on September 24, 2003 has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the Annual Meeting. The securities entitled to vote at the Annual Meeting consist of shares of common stock, par value $0.01, or the Common Stock, of the Company, with each share entitling its owner to one vote. The number of outstanding shares of Common Stock at the close of business on September 24, 2003 was 7,594,900.

        In accordance with the rules of Nasdaq Stock Market, Inc. ("Nasdaq"), certain matters submitted to a vote of stockholders are considered by Nasdaq to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting. For those matters that Nasdaq determines to be "non-routine," brokerage firms that have not received instructions from their customers would not have discretion to vote. There is no cumulative voting in the election of directors.

PRINCIPAL STOCKHOLDERS

        The following is a list of the beneficial stock ownership at the close of business on September 24, 2003 of (1) all persons who beneficially owned more than 5% of the outstanding Common Stock, (2) all directors, and (3) all executive officers and directors as a group. These share amounts are based upon record-ownership listings as of that date, according to the Securities and Exchange Commission Forms 3 and 4 and Schedules 13D and 13G, of which the Company has received copies:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common	Gérard P. Charlier(11)	544,516	(2)	7.17
Common	Eric P. Endy(11)	892,134	(3)	11.60
Common	Benoit Aucouturier(11)	217,642	(4)	2.87
Common	Francois Carretté(11)	3,811,085	(5)	50.17
Common	Alain Thieffry(11)	2,000	(6)	*
Common	Jerry G. West(11)	44,000	(7)	*
Common	Paul S. Dennis(11)	18,700	(8)	*
Common	Melody J. Sullivan(11)	—		*
Common	Magnet Fund, L.P. Magnet Management, L.L.C. Jordan Kimmel 1201 Sussex Turnpike Suite 202 Randolph, New Jersey 07869	509,950	(9)	6.71
Common	All executive officers and directors as a group (8 persons)	5,530,077	(10)	71.33

*
Beneficial ownership does not exceed 1% of the outstanding common stock.

(1)
Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.

(2)
Includes 672 shares held by Mr. Charlier's spouse. Does not include antidilution warrants to purchase an aggregate of 42,922 shares or options to purchase 300,000 shares granted pursuant to the 1994 Long-Term Incentive Plan, or the Incentive Plan, none of which are currently exercisable.

(3)
Includes (i) options to purchase 97,000 shares granted under the Incentive Plan, (ii) 657,579 shares held by The Paul S. Endy, Jr. Living Trust, of which Eric P. Endy is the sole trustee and beneficiary, (iii) 18,000 shares held by trusts established for the benefit of Mr. Endy's family, and (iv) 6,000 shares held by his spouse. Does not include 3,809,085 shares beneficially owned by Francois Carretté, which Mr. Endy has the right to vote for his election as a director, pursuant to a five-year irrevocable proxy dated September 12, 2002.

(4)
Includes 213,306 shares held by Campagnie d'Arbitrage; Fanancier et Foncier, a family investment company. Includes options to purchase 2,000 shares granted under the Directors' Plan. Does not include antidilution warrants to purchase an aggregate of 16,999 shares, none of which are currently exercisable. Includes options to purchase 2,000 shares granted under the 1994 Directors' Stock Option Plan, or the Directors' Plan.

(5)
Includes (i) options to purchase 2,000 shares granted under the Directors' Plan; (ii) 3,793,085 shares held by Holding Wilson, S.A., of which Mr. Carretté is the principal stockholder, and

  (iii) 336 shares held by his spouse. Does not include antidilution warrants to purchase an aggregate of 299,062 shares, none of which are currently exercisable. Does not include 681,587 shares benefically owned by Mr. Endy, which Holding Wilson, S.A. has the right to vote for the election of removal of directors pursuant to a five-year irrevocable proxy dated September 12, 2002.

(6)
Includes options to purchase 2,000 shares granted under the Directors' Plan. Does not include 3,793,085 shares held by Holding Wilson, S.A., of which Mr. Thieffry is the President of the Executive Board. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

(7)
Includes options to purchase 44,000 shares granted under the Directors' Plan.

(8)
Includes options to purchase 10,500 shares granted under the Directors' Plan.

(9)
Based on Schedule 13G filed on February 13, 2003.

(10)
Includes options to purchase 97,000 shares granted under the Incentive Plan and options to purchase 60,500 shares granted under the Directors' Plan.

(11)
1700 South Industrial Road, Las Vegas, NV 89102.

ELECTION OF DIRECTORS
(Proposal No. 1)

        The Company's bylaws provide for a Board of Directors of not less than one nor more than fifteen directors and authorizes the Board periodically to set the number of directors within that range by a majority vote. The number of directors currently set by the Board is seven. In connection with the combination, the Company's bylaws were amended to eliminate the classification of directors. As such all of the directors will be elected for a one-year term or until their successors are elected and qualified. The Board has nominated the following individuals for election to director with their term in office expiring at the next Annual Meeting to be held in 2004:

  •
  Francois Carretté;

  •
  Gérard P. Charlier;

  •
  Benoit Aucouturier;

  •
  Paul S. Dennis;

  •
  Eric P. Endy;

  •
  Alain Thieffry; and

  •
  Jerry G. West.

        A plurality of the votes cast, either in person or by proxy, at the Annual Meeting by the holders of Common Stock is required to elect a director. Accordingly, the seven nominees who receive the most votes will be elected. Stockholders may not cumulate their votes in the election of directors. Abstentions and broker non-votes will not have any effect on the outcome of voting on director elections.

        If the enclosed proxy is duly executed and received in time for the meeting, and if no contrary specification is made as provided therein, the proxy will be voted in favor of each of the nominees named, for terms expiring at the Annual Meeting in 2004. The nominees have consented to serve if elected and the Board of Directors presently has no knowledge or reason to believe that the nominee will be unable to serve. If the nominee shall decline or be unable to serve, the proxy will be voted for such persons as shall be designated by the Board of Directors to replace such nominees. Any additional vacancies on the Board of Directors which occur during the year will be filled, if at all, by the Board of

Directors through an appointment of an individual to serve until the next Annual Meeting of stockholders.

        Pursuant to the Stock Purchase Agreement dated April 11, 2002, Holding Wilson S.A. and Francois Carretté agreed to vote all shares of Common Stock held by them in favor of the election of Eric P. Endy to the Company's Board of Directors for five years from September 12, 2002 and executed an irrevocable proxy in favor of Mr. Endy. Likewise, Eric P. Endy agreed to vote all shares of Common Stock beneficially owned by him in the manner of directed by Holding Wilson with respect to the election or removal of directors during the same five-year period and executed an irrevocable proxy in favor of Holding Wilson. Both Holding Wilson and Mr. Endy have indicated that they intend to vote their shares in favor of all seven nominees at the Annual Meeting. Therefore, we expect all seven nominees to be elected at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
AND EXECUTIVE OFFICERS

        The following information is furnished with respect to each member or nominee to the Board of Directors, each of whom, unless otherwise indicated, has served as a director continuously since the year shown opposite his name. Similar information is provided for the Company's executive officers. There are no family relationships between or among any directors, nominees to the Board of Directors or executive officers of the Company.

Directors and Executive Officers

        The directors and executive officers of the Company are as follows:

Name	Age	Director Since	Term Expires	Position with the Company
Francois Carretté	66	2002	2003	Chairman of the Board
Gérard P. Charlier(3)	64	2002	2003	Director, President, Chief Executive Officer and Secretary
Benoit Aucouturier(1)(2)	55	2002	2003	Director
Paul S. Dennis(1)(2)	65	2000	2003	Director
Eric P. Endy	49	1993	2003	Director
Alain Thieffry(2)	48	2002	2003	Director
Jerry G. West(1)(2)(3)	61	1994	2003	Director
Melody J. Sullivan	47			Chief Financial Officer

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Compliance Committee

        Francois G. Carretté has been the Company's Chairman of the Board since September 2002. Mr. Carretté has served as a director of Etablissements Bourgogne et Grasset, or B&G, from 2000 to 2002. Since 1995, Mr. Carretté has also served as President and Chief Executive Officer of Holding

Wilson, which through its affiliates engages in consulting for geotechnics infrastructures and the environment. Mr. Carretté also serves as a director of Holding Chegarey, France, an insurance company; Matignon Investments, France, a venture capital firm; and Oudart Gestion, France, an investment bank.

        Gérard P. Charlier has been a director and President, Chief Executive Officer and Secretary since September 2002. Mr. Charlier has been President and Chief Executive Officer of B&G since 1994 and President and Chief Executive Officer of Bud Jones since 2000. Mr. Charlier worked from 1965 to 1968 for Cincinnati Milling Machine in Cincinnati, Ohio. Mr. Charlier worked for Booz Allen & Hamilton in London and Paris in 1968 and 1969. He then joined Peat Marwick Mitchell Management Consulting (now KPMG) in Paris in 1969 where he became Partner in 1975 and acted as Partner in Charge of the German Management Consulting Department from 1978 to 1982. From 1982 to 1985, Mr. Charlier served as Vice President of International Development of Dexi International, a French company specializing in the manufacture of cosmetic products distributed by party plans. From 1985 to 1988 and again from 1991 to 1994, Mr. Charlier was an independent management consultant for G.C. Management, a firm which he owned. Between 1988 and 1991, Mr. Charlier served as the General Manager in France of Arthur D. Little, a management consulting firm based in Cambridge, Massachusetts. Mr. Charlier holds a Mechanical Engineering Degree from Ecole Nationale d'Arts et Metiers in Paris (1962), a M.S. in Electrical Engineering from Stanford University, California (1963) and an MBA from INSEAD in Fontainebleau, France (1968).

        Benoit Aucouturier has been a director since October 2002. Mr. Aucouturier has served as General Manager and Director of Campagnie d'Arbitrage Financier et Foncier, a family investment company with investments in various sectors, including hotel industry and tourism, gaming industry, fashion and real estate, since 1993. Mr. Aucouturier started his career with Caisse Centrale des Banques Populaires as Finance Director Deputy. He then joined the Credit Commercial de France as Director responsible for French securities. In 1988, Mr. Aucouturier joined Societe de Banque et de Transactions where he served as General Manager. He left that company at the end of 1992 to join and develop his family investment fund. Mr. Aucouturier also serves as a director of Societe de Tourisme International, Croise-Laroche, Gulmar Offshore Contractor, Financiere Saint-Nicolas and Party Pris. Mr. Aucouturier holds degrees in private law, property and agricultural law, and in business administration from the Universities of Paris and Poitiers.

        Paul S. Dennis has been a director of the Company since October 2000. Since 1977, Mr. Dennis has been President and Chief Executive Officer of Associated Health Care Management Company, Inc., Cleveland, Ohio, which manages nursing homes and congregate living facilities. Mr. Dennis also has served as a director and officer with various companies and business ventures in the hardware distribution, pharmaceuticals distribution and steel fabrication industries. Mr. Dennis has a nursing home administrator's license from the states of Ohio and Nevada and is a member of the American College of Health Care Administrators.

        Eric P. Endy has been a director since the Company's inception in 1993. Mr. Endy was Executive Vice President of the Company from September 2002 to March 2003, and presently serves as a consultant to the Company. He served as Secretary of the Company from May 1984 to March 2003, Chairman of the Board and Chief Executive Officer from November 1998 to September 2002, President from January 1994 to September 2002 and Treasurer from July 2001 to September 2002. From May 1998 to July 1998, Mr. Endy was Treasurer of the Company and from January 1994 to July 1995, Mr. Endy was Chief Operating Officer of the Company. Mr. Endy was Chairman of the Board, President and Chief Executive Officer of Paul-Son Supplies from November 1998 to September 2002, and Executive Vice President and General Manager of Paul-Son Supplies from July 1990 to September 2002.

        Alain Thieffry has been a director since September 2002. Mr. Thieffry has served as President of the Executive Board of Holding Wilson since February 2002. He has been an executive officer of Holding Wilson since 1984. Since 1995, Mr. Thieffry has also served as Chief Executive Officer of Bridge Atlantic Corporation and DeRoche, S.A., wholly owned subsidiaries of Holding Wilson. Mr. Thieffry holds a masters in law and business administration and a CPA license in France.

        Jerry G. West has been a director of the Company since April 1994. Mr. West currently holds a private investigator license in the state of Nevada. From 1969 until his retirement in 1993, Mr. West was a special agent with the United States Federal Bureau of Investigation.

        Melody J. Sullivan, a Certified Management Accountant (CMA), has been Chief Financial Officer of the Company since December 2002. From 2000 to 2002, Ms. Sullivan served as the Corporate Controller of Serrot International, Inc., a manufacturer and wholly owned subsidiary of Waste Management Inc. From 1998 to 2000, Ms. Sullivan was the Vice President and Chief Accounting Officer of Saxton Inc., Las Vegas, Nevada, a real estate development firm. Ms. Sullivan holds a Bachelor of Science degree in Accounting from the University of Arkansas.

        Combination-Related Obligations.    Upon completion of the combination with B&G, the Company agreed to expand its Board of Directors to seven persons, and the board elected new executive officers of the Company in 2002. The Company's Board of Directors consists of four persons nominated by Holding Wilson, S.A. and three persons from the Company's pre-combination Board of Directors. Francois Carretté, the Chairman of Holding Wilson, S.A., became Chairman of the Board of the Company. Gérard P. Charlier, B&G's Chairman of the Board and Chief Executive Officer, became President and Chief Executive Officer of the Company. Eric P. Endy, the Company's former Chairman of the Board, President and Chief Executive Officer, became Executive Vice President of the Company until an amendment to his employment agreement was made in March 2003, at which time he became a consultant. Holding Wilson, S.A. agreed to vote its shares for a period of five years from the combination to elect Mr. Endy or his designee to the Company's Board of Directors. Mr. Endy and The Paul S. Endy, Jr. Living Trust, or the Endy Trust, agreed to vote their shares for a period of five years from the combination to elect the nominees of Holding Wilson, S.A. to the Company's Board of Directors. In accordance with the foregoing, Holding Wilson, S.A. nominated Francois Carretté, Gérard P. Charlier, Alain Thieffry and Benoit Aucouturier to the Board of Directors. Messrs. Jerry G. West and Paul S. Dennis joined Mr. Endy as the pre-Combination directors remaining on the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all reports required under Section 16(a) filing requirements were filed as required, with the exception of a report on Form 5, which was inadvertently filed late by Mr. West with respect to the grant on April 12, 2002 of an option under the Directors' Plan to purchase 6,500 shares of common stock, and Mr. Dennis with respect to the grant on November 14, 2002 of an option under the Directors' Plan to purchase 1,500 shares of common stock.

Committees of the Board of Directors

        The Board of Directors has five standing committees: Audit Committee; the Compensation Committee; the 1994 Long-Term Incentive Plan Committee, or the Incentive Plan Committee; the 1994 Directors' Stock Option Plan Committee, or the Directors' Plan Committee; and the Compliance Committee.

        The Audit Committee is comprised of Paul S. Dennis (Chairman), Jerry G. West and Benoit Aucouturier. The Audit Committee's function is to review reports of independent public accountants to the Company; to review Company financial practices, internal controls and policies with officers and key employees; to review such matters with the Company's auditors to determine the scope of compliance and any deficiencies; to consider selection of independent public accountants; to review certain related party transactions; and to make periodic reports on such matters to the Board of Directors. The audit committee and the full Board of Directors have adopted a written charter for the Audit Committee. Messrs. Dennis, West and Aucouturier are each independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee met six times during the twelve months ended December 31, 2002.

        The Company's executive compensation is determined by the Compensation Committee and the Incentive Plan Committee, no member of which is or was an officer of the Company. For the 2002 fiscal year, the Compensation and Incentive Plan Committee consisted of Messrs. Jerry G. West, Paul Dennis and, subsequent to his joining the Board in October 2002, Benoit Aucouturier. In 2003, Alain Thieffry replaced Benoit Aucouturier.

        The Directors' Plan Committee currently consists of Eric P. Endy. Mr. Endy is not eligible to participate in the Directors' Plan. The Directors' Plan Committee administers the Directors' Plan; however, it has no discretion to determine or vary any matters which are fixed under the terms of the Directors' Plan. Fixed matters include, but are not limited to, which non-employee directors will receive awards, the number of shares of Common Stock subject to each option award, the exercise of any option, and the means of acceptable payment for the exercise of the option. The Directors' Plan Committee has the authority to otherwise interpret the Directors' Plan and make all determinations necessary or advisable for its administration. All decisions of the Directors' Plan Committee are subject to approval by the Board of Directors. The Directors' Plan Committee took certain action by consent but did not meet during the twelve months ended December 31, 2002.

        The Compliance Committee consists of Jerry G. West and certain other Company employees, including Gérard P. Charlier and an outside regulatory counsel. The Compliance Committee's function is to oversee implementation of and compliance with internal operating systems which will ensure compliance with all gaming laws applicable to the Company's operations. The Compliance Committee met ten times during the twelve months ended December 31, 2002.

Board of Directors' Meetings

        The Board of Directors of the Company meets at least quarterly and in the fiscal year ended December 31, 2002, the Board of Directors held ten meetings. All of the incumbent directors attended at least 75% of (i) the meetings of the Board of Directors held during the period for which they have been a director and (ii) the meetings held by all committees of the Board of Directors on which they served.

Compensation of Non-Employee Directors

        Directors who are not employees or consultants of the Company receive annual fees of $15,000, plus $1,000 for attending each Board of Directors meeting and each Audit Committee meeting, plus $500 for each telephone meeting, and $500 for attendance at each other Committee meeting. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings. Mr. Eric Endy is a consultant of the Company and therefore does not receive fees. Mr. Gérard P. Charlier is an employee and therefore does not receive fees.

Proposal to Amend the Directors' Plan (Proposal No. 2)

        Non-employee directors who are not consultants to the Company are granted options to purchase Common Stock under the Directors' Plan. Under the Directors' Plan, eligible non-employee directors initially receive a one-time option to purchase 6,000 shares of Common Stock following such director's election to the Board of Directors. Thereafter, each such director receives a grant to purchase 2,000 shares of Common Stock each year, at the beginning of such directors' fourth year of service. In addition, on the anniversary of each such Director's election or appointment to the Board of Directors such director also receives options to purchase 1,500 shares of Common Stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant.

        Under the terms of the Directors' Plan, the initial option grant is exercisable to the extent of vesting. The initial option vests over a three-year period, with one-third of the initial option vesting upon each anniversary of such non-employee directors' election to the Board of Directors. Annual option grants are fully vested upon grant, but are only exercisable six months and one day from the date of grant. Unless special circumstances exist, each option expires on the later of the tenth anniversary of the date of its grant or nine months after the non-employee director retires. The option exercise price is the fair market value, as defined under the Directors' Plan, of the Common Stock on the date such option is granted.

        The Directors' Plan currently provides for the issuance of options covering a total of 75,000 shares of Common Stock. Options to purchase a total of 72,500 shares of Common Stock are currently outstanding under the Directors' Plan. Subject to stockholder approval, the Board approved an amendment to the Directors' Plan to increase the total number of shares of Common Stock for which options may be granted to 150,000, an increase of 75,000.

        The Directors' Plan currently expires on January 31, 2004. Subject to stockholder approval, the Board approved an amendment to Directors' Plan to extend its expiration date to January 31, 2009. A copy of the Directors' Plan as amended and restated is attached hereto as Appendix A.

        Options to purchase 6,500, 5,000 and 1,500 shares of Common Stock were granted to Jerry G. West, Richard W. Scott, and Paul S. Dennis, respectively, for the year ended December 31, 2002. Mr. Scott resigned as a director on September 12, 2002 and subsequently all of his options have been terminated. The Company's non-employee directors who are currently eligible to participate in the Directors' Plan are Benoit Aucouturier, Alain Thieffry, Francois G. Carretté, Jerry G. West and Paul S. Dennis.

        The chart below sets forth the total number of options held by each current director/nominee under the Directors' Plan as of September 24, 2003 and the exercise prices and expiration dates of those options.

Director Nominee	Number of Options	Exercise Price	Expiration Date
Benoit Aucouturier	6,000	$3.69	10/14/2013
Francois Carretté	6,000	$3.40	11/12/2013
Paul S. Dennis	1,500	$3.96	11/14/2012
	3,000	$1.42	11/14/2011
	6,000	$1.372	11/14/2010
Alain Thieffry	6,000	$3.40	09/12/2013
Jerry G. West	3,000	$8.06	07/29/2005
	4,000	$13.88	04/12/2006
	3,000	$8.75	02/20/2005
	4,000	$10.56	04/12/2008
	4,000	$8.25	04/12/2009
	6,500	$3.63	04/12/2010
	6,500	$2.40	04/12/2011
	6,500	$1.69	04/12/2012
	6,500	$4.00	04/12/2013

        In the Board's view, recent changes in the laws governing publicly traded companies make it more important than ever for the Company to attract, retain and motivate qualified individuals to serve on the Board and its committees. The Directors' Plan assists the Company in doing so. Both Holding Wilson and Eric Endy have indicated that they intend to vote in favor of proposal to amend the Directors' Plan. Therefore, we expect the proposal to be approved by the Company's stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS IN FAVOR OF (a) INCREASING THE NUMBER OF SHARES SUBJECT TO THE PLAN BY 75,000 AND (b) THE EXTENSION OF THE DIRECTORS' PLAN FOR FIVE YEARS, TO EXPIRE JANUARY 2009.

Audit Committee Report

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002.

        The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from Deloitte & Touche required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with Deloitte & Touche their independence from the Company.

        The Audit Committee acts pursuant to the Audit Committee Charter. Each of the members of the Audit Committee qualifies as an "independent" director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

September 24, 2003	THE AUDIT COMMITTEE Paul S. Dennis Jerry G. West Benoit Aucouturier

COMPENSATION OF EXECUTIVE OFFICERS

        The following tables set forth compensation for the fiscal year ended December 31, 2002 received by Gérard P. Charlier, the Company's Chairman of the Board, Chief Executive Officer, President and Secretary, Eric P. Endy, the Company's Chief Executive Officer until September 2002, and Melody Sullivan, the Company's Chief Financial Officer.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position(3)	Fiscal Year			Other Annual Compensation($)	Securities Underlying Options(#)	All Other Compensation($)
		Salary ($)	Bonus ($)
Gérard P. Charlier Chief Executive Officer, President and Secretary(1)	2002 2001 2000	108,037 102,403 77,555	43,215 42,327 30,977	— — —	300,000 — —	1,556 1,475 —
Eric P. Endy Director(2)	2002 2001 2001	46,154 N/A N/A	— N/A N/A	— N/A N/A	— N/A N/A	— N/A N/A

(1)
Mr. Charlier was appointed Chief Executive Officer, President and Secretary in September 2002. The amounts in this table represent the compensation paid to Mr. Charlier by the Company and its subsidiaries after September 12, 2002, the effective date of the Combination with B&G, and also include any compensation paid to Mr. Charlier by B&G and Bud Jones prior to that date.

(2)
Mr. Endy resigned as Chief Executive officer in September 2002 and thereafter served as Executive Vice President and Secretary until March 2003. Mr. Endy currently serves as a consultant to and a director of the Company. The amounts in this table represent the compensation paid to Mr. Endy by the Company and its subsidiaries after September 12, 2002. Mr. Endy's total annual compensation for 2002 was $200,000 and for 2001 and 2000 his salary was $155,000 for each year and a $1,550 bonus for 2001 and 2000.

(3)
Melody Sullivan was hired in December 2002. Her salary at the time of hiring was $125,000 per year.

Option Grants in 2002

        The following table sets forth the stock options granted to Mr. Charlier during 2002. Neither Mr. Endy nor Ms. Sullivan were granted any options in 2002.

Individual Grants
Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in 2002
Name			Exercise Price/Share ($)(2)(3)	Expiration Date(1)
					5%	10%($)
Gérard P. Charlier(1)	300,000	100(5)	3.40	09/12/12	$641,473	$1,625,617

(1)
An option to purchase 200,000 shares vests on September 12, 2007 and is exercisable for five years following the date of vesting. An option to purchase 100,000 shares vests if the Company's annual net profit reaches $2,000,000 before September 12, 2007. If the option vests, it will remain exercisable for five years.

(2)
The stock options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant, or September 12, 2002.

(3)
The stock option exercise price may be paid in shares of common stock previously owned by the executive officer or in cash, unless the Board of Directors or one of its committees, in its sole discretion, rejects the optionee's election to pay in stock.

(4)
The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission and, therefore, is not intended to represent either historical appreciation or anticipated future appreciation of the Company's common stock price.

(5)
In addition to the options granted to employees in fiscal 2002, the Company also granted to its non-employee directors, options to purchase an aggregate of 31,000 shares, of which an option to purchase 5,000 shares terminated in September 2002 upon the resignation of a former director from the Company's Board of Directors.

Aggregated Option Exercises in
2002 and Option Values at December 31, 2002

        None of the named executive officers exercised any stock options in 2002. The following table sets forth information related to the fiscal year end value of unexercised stock options held by Messrs. Charlier and Endy. Ms. Sullivan does not own any stock options.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)(1)
					Value of Unexercised In-The Money Options/SARs at Fiscal Year-End($)(1)(2)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Gérard P. Charlier	—	—	—	300,000	—	252,000
Eric P. Endy	—	—	97,000	—	—	—

(1)
These numbers represent options granted pursuant to the Incentive Plan; there are no stock appreciation rights.

(2)
Based on a closing price of $4.24 on December 31, 2002, less the option exercise price.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2002 about the Company's equity compensation plans, including individual compensation arrangements (but not including the Directors' Plan) under which equity securities of the Company are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighed-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	499,500	$5.58	500,500
Equity compensation plans not approved by security holders	None	None	None

Total	499,500	$5.58	500,500

(1)
Reflects options outstanding under the Incentive Plan

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Charlier Employment Agreement.    Upon completion of the combination, the Company entered into an employment agreement with Gérard Charlier pursuant to which he serves as President and Chief Executive Officer of the Company and each of its subsidiaries. The agreement provides for Mr. Charlier's employment for five years, subject to earlier termination under certain circumstances, as described below.

        The agreement provides for Mr. Charlier to receive an annual salary of $100,000 as President and CEO of the Company and €115,000 (approximately U.S. $132,000 as of September 24, 2003) as President and CEO of B&G. Mr. Charlier, a French resident, receives a housing allowance not to exceed $1,500 per month for housing in the Las Vegas area. He also receives tax preparation services and use of Company automobiles.

        The Company has the right to terminate Mr. Charlier's employment with or without "Cause" or upon his death or "Permanent Disability". "Cause" is defined as willful and repeated failure to perform his duties, willful misconduct materially injurious to the Company, conviction of a felony or breach of the confidentiality, non-competition or non-solicitation provision referred to below. "Permanent Disability" is defined as failure to perform his duties for ninety consecutive days due to physical or mental illness.

        If the Company terminates Mr. Charlier's employment for any reason other than death, Permanent Disability or Cause, the Company and B&G must continue to pay Mr. Charlier's salaries for the longer of (i) the remaining term of the agreement or (ii) two years, and to provide him with medical benefits for 12 months from termination.

        Pursuant to the agreement, the Company granted stock options to Mr. Charlier, subject to the terms and conditions of the Long-Term Incentive Plan, as described above.

        Mr. Charlier's employment agreement contains provisions relating to protection of the Company's confidential information and non-competition and non-solicitation of employees (both during his employment and for a period following termination).

        Mr. Charlier also entered into an agreement with Holding Wilson whereby Holding Wilson granted Mr. Charlier an option to sell Holding Wilson the Company's shares he acquires in the combination if Mr. Charlier's employment with the Company is terminated voluntarily by Mr. Charlier or by the Company other than for death, Permanent Disability or Cause. The per share sale price would be equal to the average closing price of the Company's common stock for the 30 trading days preceding the date Mr. Charlier exercises his option to sell.

        Endy Employment Agreement.    Upon the completion of the combination, the Company entered into an employment agreement with Eric P. Endy pursuant to which he served as Executive Vice President of the Company. In March 2003, the agreement was amended to provide that Mr. Endy would serve as a Consultant to the Company, rather than as Executive Vice President. The agreement provides for Eric Endy's employment for five years, subject to earlier termination under certain circumstances, as described below. Pursuant to the agreement, the Company pays Eric Endy an annual salary of $200,000.

        The Company has the right to terminate Eric Endy's employment with or without "Cause" or upon his death or "Disability". "Cause" is defined as conviction of a felony, engagement in gross misconduct, continued failure to perform his obligations as a director or as Consultant of the Company, breach of the employment agreement, loss or denial of the issuance of a gaming license. "Disability" is defined as Eric Endy's inability, for a period of six consecutive months, to perform his duties by reason of mental or physical disability.

        If the Company terminates Mr. Endy's employment for any reason other than death, Cause or Disability, or if there is a "Constructive Termination Without Cause" of Mr. Endy's employment, the Company must continue to pay Mr. Endy's salary for the remaining term of the agreement.

        "Constructive Termination Without Cause" is defined as:

  •
  Eric Endy's removal from the position of Consultant for any reason other than termination for death, Cause or Disability,

  •
  the assignment of duties to Eric Endy which are incommensurate with his status as Consultant,

  •
  the Company's decrease of Eric Endy's salary or benefits,

  •
  the relocation of his principal office outside of the Las Vegas metropolitan area,

  •
  the Company's failure to have his employment agreement assumed by any successor of the Company,

  •
  the failure to reelect Eric Endy to the Board of Directors during the term of the agreement, or

  •
  a change of control of the Company resulting in the termination of Eric Endy's employment for any reason other than Cause, Disability or death within ninety days after such change of control occurs.

        Mr. Endy's employment agreement contains provisions relating to protection of the Company's confidential information and non-competition and non-solicitation of employees and customers (both during his employment and for a period following termination).

Compensation Committee and Incentive Plan Committee Report on Executive Compensation

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee and Incentive Plan Committee Report on Executive Compensation and the Stock Performance Charts shall not be incorporated by reference into any such filings.

        The Compensation Committee and Incentive Plan Committee, collectively the Committees, composed entirely of directors who have never served as executive officers of the Company, determine and administer the compensation of the Company's executive officers.

        Although no compensation policy has been formalized, the Committees generally recommend that the Company compensate its executive officers at a level that will attract and retain individuals who are responsible for the management, development and success of the Company. The Committees believe that executive compensation should be designed to reward individuals for their services to the Company and encourage them to stay with the Company. The Committees' compensation decisions are submitted to the full Board of Directors for approval.

        Although the Committees believe that the Company's overall financial performance is an important factor in the total compensation of the Company's executive officers, no specific quantitative factors are applied in making compensation recommendations. The Committees also recognize qualitative factors such as successful supervision of the Company's operations, established relationships with key customers and the development of corporate projects and new products.

        The Committees also evaluate the total compensation of the Company's executive officers in light of the compensation practices and relative corporate financial performance of other companies in the gaming industry. The Committees' goal is for the Company to set base salaries for the Chief Executive Officer and other executive officers at appropriate levels which reflect the duties and scope of responsibilities of each officer's position. The Chief Executive Officer and other executive officers are also eligible to receive incentive compensation in the form of stock options under the Incentive Plan. During the last fiscal year 300,000 options were granted to Gérard P. Charlier.

September 24, 2003	INCENTIVE PLAN COMMITTEE COMPENSATION COMMITTEE
Paul S. Dennis Jerry G. West Alain Thieffry

Compensation Committee and Incentive Plan Committee Interlocks and Insider Participation

        The Company's executive compensation is determined by the Compensation Committee and the Incentive Plan Committee, no member of which is or was an officer of the Company. For the 2002 fiscal year, the Compensation Committee and the Incentive Plan Committee consisted of Messrs. Paul S. Dennis, Jerry G. West and Benoit Aucouturier. In 2003, Alain Thieffry replaced Benoit Aucouturier on these two committees.

STOCK PERFORMANCE CHARTS

        The Stock Performance Charts are shown for two separate five-year periods due to the fact that Paul-Son changed its fiscal year end from May 31 to December 31 as a result of the combination of B&G and Paul-Son in September 2002. B&G's financial information is not presented in this document for the prior years. The first stock performance chart is for the five May 31 fiscal year end periods and the second chart is for the five December 31 year end periods.

Stock Performance Chart I

        The following chart compares the cumulative stockholder return on the Company's Common Stock, for the five year period from May 31, 1998 through May 31, 2003, in comparison with the cumulative return on the Standard & Poor's 500 Composite Stock Index and a self-determined industry peer group index.(1)

(1)
The companies in the peer group include: Alliance Gaming Corp., Fortune Diversified Inds. Inc. (formerly American Gaming & Entmt.), GTech Holdings Corp., Innovative Gaming Corp. Amer., International Game Technology, Mikohn Gaming Corp., Scientific Games Corp. (formerly Autotote Corp.) and ShuffleMaster Inc.

        The following chart assumes $100 invested on May 31, 1998. The total return assumes the reinvestment of dividends, if any. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

Comparison of Cumulative Total Returns
Stock Performance Graph

	31-May-98	31-May-99	31-May-00	31-May-01	31-May-02	31-May-03
Paul-Son Gaming Corporation	$100.00	$64.58	$33.33	$28.33	$28.61	$56.00
Total Return Index for S&P 500	$100.00	$121.03	$133.71	$119.60	$103.04	$94.73
Self Determined Peer Group(1)	$100.00	$71.79	$95.18	$207.57	$237.14	$318.86

Stock Performance Chart II

        The following chart compares the cumulative stockholder return on the Company's Common Stock, for the five year period from December 31, 1997 through December 31, 2002, in comparison with the cumulative return on the Standard & Poor's 500 Composite Stock Index and a self-determined industry peer group index.(1)

(1)
The companies in the peer group include: Alliance Gaming Corp., Fortune Diversified Inds. Inc. (formerly American Gaming & Entmt.), GTech Holdings Corp., Innovative Gaming Corp. Amer., International Game Technology, Mikohn Gaming Corp., Scientific Games Corp. (formerly Autotote Corp.) and ShuffleMaster Inc.

        The following chart assumes $100 invested on December 31, 1997. The total return assumes the reinvestment of dividends, if any. The comparisons are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

Comparison of Cumulative Total Returns Stock Performance Graph

	31-Dec-97	31-Dec-98	31-Dec-99	31-Dec-00	31-Dec-01	31-Dec-02
Paul-Son Gaming Corporation	$100.00	$48.71	$31.03	$4.31	$9.38	$29.24
Total Return Index for S&P 500	$100.00	$128.58	$155.64	$141.46	$124.65	$97.10
Self Determined Peer Group(1)	$100.00	$76.22	$69.42	$76.02	$184.93	$207.23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

        During the years ended December 31, 2002, 2001 and 2000, respectively, B&G expensed approximately $43,000, $49,000 and $51,000 for services provided by B&G's majority stockholder, Holding Wilson, related to certain acquisitions by B&G's.

        Ron-Lynn Enterprises, a company co-owned by Ron Coiro, Sales Manager of Paul-Son's Atlantic City sales office, provides miscellaneous table game plastic accessories to Paul-Son Gaming Supplies, Inc. at preferential pricing. These items include dealing shoes, money paddles and discard holders. For the 111 days ended December 31, 2002, Paul-Son Gaming Supplies, Inc. paid Mr. Coiro approximately $12,000.

        The Company leases its main 34,000 square foot manufacturing facility located in San Luis, Mexico from an entity controlled by the family of Frank Moreno, General Manager of Paul-Son Mexicana. The lease began as an eight-year lease that expired in April 2001, with an option to extend the term an additional 12 years. The Company did not exercise its option to extend the lease, but leased the facility on a month-to-month basis for approximately $12,000 per month. During the first quarter of 2003, this lease was extended for a one-year term, with an option to extend up to 12 months at the same lease amount, but at a rate commensurate with only the space that will be utilized by Paul-Son. Additionally, the Company also owned an approximately 30,000 square foot facility, which was previously used for layout, furniture and machine shop production purposes. The facility was vacant and subsequently sold in the first quarter of 2003 for $450,000 to the General Manager of Paul-Son Mexicana and his family.

Indemnification of Directors and Officers

        During 2002, the Company incurred legal fees and expenses in the joint defense of litigation filed by Martin S. Winick, as plaintiff, against the Company and certain individuals, as defendants. The joint defense includes costs approved by the Board of Directors for the indemnification of Eric P. Endy who was also named as a defendant in his officer/director capacity and in his individual and trustee capacity, and a former director of the Company who was also named as a defendant. In March 2001, Mr. Endy agreed to an undertaking agreement in which he agreed to repay the Company any amounts advanced to him in connection with this litigation and the defense of his actions taken on behalf of the Company if a court determines that Mr. Endy is not entitled to indemnification. In February 2002, the Company settled the litigation initiated by Mr. Winick. Mr. Endy will not be required to repay the Company any of the fees advanced to him in connection with this litigation.

        The Company has agreed to indemnify and hold harmless each present and former director and officer of the Company against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any matter existing or occurring at or prior to the closing date, whether asserted or claimed prior to, at or after the closing date of the Combination, to the fullest extent that the Company would have been permitted under Nevada law and its articles of incorporation or bylaws in effect on the date of the Combination agreement to indemnify such person.

        For a period of six years after the completion of the Combination, the Company will maintain in effect a directors' and officers' liability insurance policy covering those persons who are covered as of the date of the Combination agreement by the Company's directors' and officers' liability insurance policy, with coverage in an amount and scope at least as favorable as the Company's existing coverage; provided that in no event will the Company be required to expend in excess of 200% of the current annual premium paid by the Company for such coverage.

        Section 78.751 of Chapter 78 of the Nevada Revised Statutes, or NRS, Article X of the Company's articles of incorporation, and Article VII of the Company's bylaws contain provisions for indemnification of officers and directors of the Company. The indemnification provisions in the articles of incorporation require the Company to indemnify the Company's officers and directors to the full extent permitted by Nevada law. Each such person will be indemnified in any proceeding provided that such person's acts or omissions did not involve intentional misconduct, fraud or knowing violation of law or the payment of dividends in violation of NRS 78.300. Indemnification would cover expenses, including attorneys' fees, judgments, fines and amounts paid in settlement.

        The Company's articles of incorporation also provide that the Company's Board of Directors may cause the Company to purchase and maintain insurance on behalf of any present or past director or officer insuring against any liability asserted against such person incurred in the capacity of director or officer or arising out of such status, whether or not the Company would have the power to indemnify such person. The Company has obtained and maintains such insurance.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

        The Company believes that the transactions described above are on terms at least as favorable as would have been obtainable from non-related parties. The Company requires that the Audit Committee of the Board of Directors review certain related party transactions.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Company's independent public accountants, Deloitte & Touche LLP, have audited the Company's books for the fiscal year ended December 31, 2002, and are expected to have a representative present at the Annual Meeting who will have the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

1.     AUDIT FEES

        The aggregate fees billed for each of the last two fiscal years1 for professional services rendered by the principal accountant2 for (i) the audit of the Company's annual financial statements included in the Company's Form 10-K; (ii) review of the interim financial statements of the Company included in quarterly reports of Form 10-Q for the period ended December 31, 2002; (iii) attest services in the provision of comfort letters; and (iv) consents and assistance in connection with other filings and public offering documents filed with the Securities and Exchange Commission for those fiscal years were:

Deloitte & Touche

  Fiscal Year ended December 31, 2002: $251,300
  Fiscal Year ended May 31, 2002: $199,100
  Fiscal Year ended May 31, 2001: $163,672

Mazars

  Fiscal Year ended December 31, 2002: $0
  Fiscal Year ended December 31, 2001: $114,749

2.     AUDIT-RELATED FEES

        The aggregate fees billed in each of the last two fiscal years1 for audit-related services rendered by the principal accountant2 including (i) accounting consultations concerning financial accounting and reporting standards; (ii) internal control reviews; and (iii) other non-statutory attestation services for those years were:

Deloitte & Touche

  Fiscal Year ended December 31, 2002: $0
  Fiscal Year ended May 31, 2002: $74,900
  Fiscal Year ended May 31, 2001: $0

Mazars

  Fiscal Year ended December 31, 2002: $370,244
  Fiscal Year ended December 31, 2001: $9,887

3.     TAX FEES

        The aggregate fees billed in each of the last two fiscal years1 for professional services rendered by the principal accountant2 for tax compliance, tax advice and tax planning were:

Deloitte & Touche

  Fiscal Year ended December 31, 2002: $47,900
  Fiscal Year ended May 31, 2002: $68,087
  Fiscal Year ended May 31, 2001: $0

Mazars

  Fiscal Year ended December 31, 2002: $0
  Fiscal Year ended December 31, 2001: $0

4.     ALL OTHER FEES

        The aggregate fees billed in each of the last two fiscal years1 for products and services rendered by the principal accountant2 (except those included under the caption "Audit Fees") were:

Deloitte & Touche

  Fiscal Year ended December 31, 2002: $0
  Fiscal Year ended May 31, 2002: $0
  Fiscal Year ended May 31, 2001: $0

Mazars

  Fiscal Year ended December 31, 2002: $0
  Fiscal Year ended December 31, 2001: $0

(1)
Because the Company, on September 12, 2002, changed its fiscal year ending May 31 to a fiscal year ending December 31, we have provided the foregoing information for the fiscal years ended December 31, 2002 and May 31, 2002 and 2001.

(2)
On September 12, 2002, the businesses of the Company, B&G and B&G's wholly owned subsidiary, Bud Jones, were combined, with B&G and Bud Jones becoming wholly owned subsidiaries of the Company. Because the former B&G stockholders acquired a majority of the outstanding shares of Common Stock as a result of the combination, the combination was accounted for as a reverse acquisition in which B&G was the purchaser of the Company. Accordingly, the financial statements included in the Company's Form 10-K for the year ended December 31, 2001, are those of B&G for which the principal accountant for the audit was Mazars LLP. Deloitte & Touche LLP was the principal accountant for the audit of the financial statements included in the Company's Form 10-K for the fiscal year ended December 31, 2002, although Mazars LLP provided some professional services. Deloitte & Touche LLP was also the principal accountant for the audit of the Company's financial statements (pre-combination) for the fiscal years ended May 31, 2002 and 2001.

DISCLOSURE OF DELEGATION POLICY RE PRE-APPROVALS FOR
AUDITING AND NON-AUDITING SERVICES

        Pursuant to a vote of the Audit Committee members, the Chairman of the Audit Committee has been delegated authority to grant pre-approvals for auditing and non-auditing services required to be pre-approved by Section 202 of the Sarbanes-Oxley Act, provided that such decision to grant pre-approval is presented to the full audit committee at its next scheduled meeting and the Chairman has concluded that any non-audit services provided are compatible with the maintenance of the accounting firm's independence in the conduct of its auditing functions for our Company. The Chairman of the Audit Committee does not have the authority to grant pre-approvals for non-audit services unless such non- audit services are, in fact, compatible with the maintenance of the accounting firm's independence.

VOTING PROCEDURES

        The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. A properly executed proxy marked "WITHHELD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The affirmative vote of a majority of the outstanding shares of Common Stock will be required for approval of Proposal No. 2. A broker non-vote will have the same effect as a vote cast against Proposal No. 2. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum at the meeting. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal.

        A quorum of stockholders exists when a majority of the stock issued and outstanding and entitled to vote at a meeting is present, in person or represented by proxy, at the meeting.

        We have appointed one inspector of election to: determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of a proxy; receive votes, ballots, or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the results; and do any other acts which may be proper to conduct the election or vote with fairness to all stockholders.

2004 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders desiring to present proper proposals at that meeting and to have their proposals included in the Company's 2004 Proxy Statement and form of proxy for that meeting must meet the eligibility and other criteria under Rule 14a-8 of the Exchange Act and must submit the proposal to the Company and such proposal must be received no later May 27, 2004. The Board of Directors will review any proposals from eligible stockholders that it receives by that date and will determine whether any such proposals will be included in the Company's 2004 proxy solicitation materials.

OTHER BUSINESS

        The Board of Directors does not know of any other business which will be presented for action by the stockholders at the Annual Meeting. However, if any business other than that set forth in the Notice should be presented at the Annual Meeting, the proxy committee named in the enclosed proxy intends to take such action as will be in harmony with the policies of the Board of Directors of the Company, and in that connection will use their discretion and vote all proxies in accordance with their judgment. The Company's 2002 Annual Report on Form 10-K to Stockholders, including financial statements for the twelve months ended December 31, 2002 (but without exhibits), accompanies these proxy materials, which are being mailed to all stockholders of the Company who were stockholders at the close of business on or about September 24, 2003. The Company will provide an additional copy of the 2002 Annual Report on Form 10-K and the exhibits thereto upon the written request of any beneficial owner of the Company's common stock as of the record date for the Annual Meeting and reimbursement of the Company's reasonable expenses. Such request should be addressed to, Paul-Son Gaming Corporation, Attn: Gérard P. Charlier, 1700 S. Industrial Road, Las Vegas, Nevada 89102.

By order of the Board of Directors,

Gérard P. Charlier, President & CEO

DATED: October 3, 2003

APPENDIX A

PAUL-SON GAMING CORPORATION

1994 DIRECTORS' STOCK OPTION PLAN

Adopted by the Board of Directors January 31, 1994
Revised by the Board of Directors August 24, 1994
Approved by the Stockholders October 5, 1994
Revised by the Board of Directors July 29, 1996
Further Revised by the Board of Directors September 24, 1999
Further Revised, Subject to Stockholder approval,
by the Board of Directors September 12, 2002

1.     Purpose

        The Paul-Son Gaming Corporation 1994 Directors' Stock Option Plan (the "Plan") is intended to promote the interests of Paul-Son Gaming Corporation (the "Corporation") and its subsidiaries by offering members of the Board of Directors of the Corporation who are not employed as regular salaried officers or employees of the Corporation or any of its subsidiaries (hereinafter referred to as "Non-Employee Directors" or "Optionees") the opportunity to participate in a stock option plan in order to encourage Non-Employee Directors to take a long term view of the affairs of the Corporation; to attract and retain highly qualified Non-Employee Directors; and to aid in rewarding Non-Employee Directors for their services to the Corporation.

2.     Administration

        The Plan shall be administered by a Committee (the "Committee") of not less than two Directors of the Corporation who are not eligible to participate under the Plan, selected by and serving at the pleasure of the Corporation's Board of Directors (the "Board"). The Committee shall not have any discretion to determine or vary any matters which are fixed under the terms of the Plan including, without limitation, which individuals shall receive option awards, how many shares of the Corporation's stock shall be subject to each such option award, what the exercise price of stock covered by an option shall be, and what means of payment shall be acceptable.

        The Committee shall have the authority to otherwise interpret the Plan and make all determinations necessary or advisable for its administration.

        The Committee's decisions under the Plan shall be subject to the approval of the Board.

3.     Eligibility

        Only Non-Employee Directors, who are not participants in the Corporation's 1994 Long Term Incentive Plan, will be eligible to be granted awards.

4.     Stock Subject to the Plan

        The stock from which awards may be granted shall be the Corporation's $.01 par value Common Stock ("Common Stock"). When options are exercised, the Corporation may either issue authorized but unissued shares of Common Stock or transfer issued shares of Common Stock held in its treasury. The total number of shares of Common Stock which may be granted as stock options shall not exceed 150,000. If an option expires, or is otherwise terminated prior to its exercise, the Common Stock covered by such an option immediately prior to such expiration or other termination shall continue to be available for grant under the Plan.

5.     Grant and Amount of Options

        The date of grant of the initial option ("Initial Option") for a Non-Employee Director commencing his or her term shall be the date that he or she becomes a member of the Board of Directors ("Commencement Date"). The Initial Option grant shall be to purchase 6,000 shares of Common Stock (subject to vesting per Section 6.2 and to adjustment per Section 7).

        Annual awards of options ("Annual Options" or individually an "Annual Option") shall be granted beginning on the anniversary of the Commencement Date, and continuing each year thereafter. An Annual Option will be to purchase: (i) prior to the third anniversary of the Commencement date, 1,500 shares of Common Stock for each of the following Board committees on which the Non-Employee Director served for a period of at least six months during the twelve months prior to the date of grant: (A) Audit Committee; (B) Compliance Committee; and (C) Compensation Committee; and (ii) on the third anniversary of the Commencement Date, and each year thereafter, an additional 2,000 shares of Common Stock (all grant amounts subject to adjustment per section 7). The Initial Option and the Annual Options are collectively referred to herein as "option" or "options."

6.     Terms and Conditions of Options

        Options shall be designated non-statutory options or not qualified as Incentive Stock Options under Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be evidenced by written instruments approved by the Committee. Such instruments shall conform to the following terms and conditions:

  6.1   Option price

          The option price shall be the fair market value of the shares of Common Stock under option on the date such option is granted. The fair market value per share shall be the last reported sale price of the stock on such date on the Nasdaq National Market, or on such other stock exchange that the Common Stock may be listed from time to time. The option price shall be paid (i) in cash or (ii) in shares of Common Stock, including Common Stock underlying the option being exercised, having a fair market value equal to such option price or (iii) in a combination of cash and shares of Common Stock, including Common Stock underlying the option being exercised. The fair market value of shares of Common Stock delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the last reported sale price of the Common Stock on the Nasdaq National Market on the day of exercise or, if there was no such sale price on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

  6.2   Vesting, exercise and term of options

          The Initial Option shall be exercisable to the extent of vesting. The Initial Option shall vest over a three year period, with one-third of the Initial Option (2,000 shares) vesting upon each anniversary of the Commencement Date. Annual Options shall be fully vested upon grant, but shall only be exercisable six months and one day from the date of grant.

          Except in special circumstances, each option shall expire upon the earlier of the tenth anniversary of the date of its grant or nine months after the Non-Employee Director retires.

          After becoming exercisable, each option shall remain exercisable until the expiration or termination of the option. After becoming exercisable an option may be exercised by the Optionee from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable. The Committee may provide that payment of the option exercise price may be made following delivery of the certificate for the exercised shares.

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          Upon the exercise of an option, the purchase price will be payable in full in cash or Common Stock as provided in Paragraph 6.1. Any shares of Common Stock so assigned and delivered to the Corporation in payment or partial payment of the purchase price will be valued at Fair Market Value on the exercise date. Upon the exercise of a non-qualified stock option, the Corporation shall withhold from the shares of Common Stock to be issued to the eligible Optionee the number of shares necessary to satisfy the Corporation's obligation to withhold Federal taxes, such determination to be based on the shares' Fair Market Value on the date of exercise.

  6.3   Termination of Directorship

          If an Optionee ceases, other than by reason of death or retirement to be elected to serve on the Board: (A) all options granted to such Optionee and exercisable on the date of termination of Directorship shall expire on the earlier of (i) the tenth anniversary after the date of grant or (ii) nine months after the day such Optionee's term ends; and (B) all options granted to such Optionee which are unvested or unexercisable shall expire.

  6.4   Exercise upon death of optionee

          If an Optionee dies, the option may be exercised, to the extent of the number of shares that the Optionee could have exercised on the date of such death, by the Optionee's estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution. Such exercise may be made at any time prior to the earlier of (i) the tenth anniversary after the date of grant or (ii) the second anniversary of such Optionee's death. On the earlier of such dates, the option shall terminate. The Committee may approve all cash payments to the estate of an Optionee if circumstances warrant such a decision.

  6.5   Assignability

          No option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution and during the lifetime of the Optionee the option shall be exercisable only by such Optionee.

7.     Capital Adjustments

        The number and price of shares of Common Stock covered by each award of options and the total number of shares that may be granted under the Plan shall be proportionally adjusted to reflect, subject to any required action by the stockholders, any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change.

8.     Change of Control

        Notwithstanding the provisions of Section 7, in the event of a change of control, all vesting on all unexercised stock options will accelerate to the change of control date. For purposes of this Plan, a "Change of Control" of the Corporation shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act")), not including Paul S. Endy, or his heirs or assigns, or the Paul S. Endy, Jr. Living Trust, or its beneficiaries, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25.0% or more of the combined voting power of the Corporation's outstanding securities ordinarily having the right to vote at the election of directors; or (b) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by at

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least a majority of the directors comprising the Incumbent Board, or whose nomination for election was approved by a majority of the Board of Directors of the Corporation serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as if he or she were a member of the Incumbent Board; or (c) merger, consolidation or sale of all or substantially all the assets of the Corporation occurs, unless such merger or consolidation shall have been affirmatively recommended to the Corporation's stockholders by a majority of the Incumbent Board; or (d) a proxy statement soliciting proxies from stockholders of the Corporation by someone other than the current management of the Corporation seeking stockholder approval of a plan or reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the outstanding shares of the Corporation's securities are actually exchanged for or converted into cash or property or securities not issued by the Corporation unless the reorganization, merger or consolidation shall have been affirmatively recommended to the Corporation's stockholders by a majority of the Incumbent Board.

9.     Approvals

        The issuance of shares pursuant to this Plan is expressly conditioned upon obtaining all necessary approvals from all regulatory agencies from which approval is required, including gaming regulatory agencies, and upon obtaining stockholder ratification of the Plan.

10.   Effective Date of Plan

        The effective date of the Plan is January 31, 1994.

11.   Term: Amendment of Plan

        This Plan shall expire on January 31, 2009 (except to options outstanding on that date). The Board may terminate the Plan at any time. The Board may amend the Plan at any time, provided however, the provisions of Section 5 pertaining to the amount of options to be granted and the timing of such option grants and the provisions of Paragraph 6.1 pertaining to the option price of the Common Stock under option shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the rules thereunder. Further provided however, that, without the approval of the holders of a majority of the outstanding shares of Common Stock; the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to Section 7); the provisions of Section 3 regarding eligibility may not be modified; the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to Section 7); and the expiration date of the Plan may not be extended and no change may be made which would cause the Plan not to comply with Rule 16b-3 of the Exchange Act, as amended from time to time. No action of the Board or stockholders, however, may, without the consent of an Optionee, alter or impair such Optionee's rights under any option previously granted.

12.   Withholding Taxes

        The Corporation shall have the right to deduct withholding taxes from any payments made pursuant to the Plan or to make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state or local income or other taxes incurred by reason of payments or the issuance of shares of Common Stock under the Plan. Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an option, the Committee shall be entitled to require as a condition of delivery that the grantee remit an amount sufficient to satisfy all federal, state and other government withholding tax requirements related thereto.

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13.   Plan Not a Trust

        Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Optionee, the executor, administrator or other personal representative, or designated beneficiary of such Optionee, or any other persons. If and to the extent that any Optionee or such Optionee's executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation.

14.   Notices

        Each Optionee shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and delivery of agreements, Common Stock and cash pursuant to the Plan. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Optionee furnishes the proper address. This provision shall not be construed as requiring the mailing of any notice or notification if such notice is not required under the terms of the Plan or any applicable law.

15.   Severability of Provisions

        If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

16.   Payment to Minors, etc.

        Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Corporation and other parties with respect thereto.

17.   Headings and Captions

        The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

18.   Controlling Law

        This Plan shall be construed and enforced according to the laws of the State of Nevada to the extent not preempted by federal law, which shall otherwise control.

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PAUL-SON GAMING CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, OCTOBER 29, 2003
SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder of Paul-Son Gaming Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K in connection with the annual meeting of stockholders of the Company to be held at Paul-Son Gaming Corporation, 1700 South Industrial Road, Las Vegas, Nevada, on Wednesday, October 29, 2003 at 11:00 o'clock in the morning, local time, and hereby appoints Gérard P. Charlier and Melody Sullivan and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said annual meeting and at any adjournment thereof. The proxies are instructed to vote as specified on the reverse side hereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
PAUL-SON GAMING CORPORATION
October 29, 2003
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\/            Please detach along perforated line and mail in the envelope provided.            \/

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.    Election of Directors:

		NOMINEES:			FOR	AGAINST	ABSTAIN
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Francois Carretté ☐ Gérard P. Charlier ☐ Benoit Aucouturier ☐ Paul S. Dennis	2.	(A) INCREASE NUMBER OF SHARES SUBJECT TO DIRECTORS' STOCK OPTION PLAN BY 75,000 AND (B) EXTEND THE EXPIRATION DATE OF THE PLAN FOR FIVE YEARS, TO EXPIRE IN JANUARY 2009.	☐	☐	☐
		☐ Eric P. Endy
☐	FOR ALL EXCEPT (See instructions below)	☐ Alain Thieffry ☐ Jerry G. West	3.	IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

			The shares represented by this proxy will be voted as specified. If no specification is made, the shares represented by this proxy will be voted in favor of the nominee listed, and in the discretion of the proxies, on other matters that may properly come before the annual meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder                                    Date:             Signature of Stockholder                                    Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROXY STATEMENT
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS (Proposal No. 1)
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Audit Committee Report
COMPENSATION OF EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in 2002
Aggregated Option Exercises in 2002 and Option Values at December 31, 2002
Equity Compensation Plan Information
STOCK PERFORMANCE CHARTS
Comparison of Cumulative Total Returns Stock Performance Graph
Comparison of Cumulative Total Returns Stock Performance Graph
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
DISCLOSURE OF DELEGATION POLICY RE PRE-APPROVALS FOR AUDITING AND NON-AUDITING SERVICES
VOTING PROCEDURES
2004 ANNUAL MEETING OF STOCKHOLDERS
OTHER BUSINESS
1994 DIRECTORS' STOCK OPTION PLAN